EXHIBIT 99.1

For immediate release:

TERRA NOVA FINANCIAL GROUP, INC. ANNOUNCES THIRD QUARTER EARNINGS

CHICAGO, IL, November 13, 2009-Terra Nova Financial Group, Inc. (OTC Bulletin Board: TNFG), a specialized financial services firm that through its subsidiaries provides brokerage services and trading technologies for professional traders, hedge funds and money managers, today announced preliminary unaudited financial performance metrics for the three and nine months ended September 30, 2009.

Selected Results and Discussion
•	Consolidated revenue was $7 million for the three months ended September 30, 2009 versus $9.7 million for the same period in 2008. The $2.7 million decrease in revenue was largely influenced by the following factors:

°	Commissions and fees revenues were $6.3 million for the three months ended September 30, 2009-$1.9 million lower than in the same period in 2008. The Company's focus on improving margins at the client level contributed to some of the decline in trading volume, as did the impact of market drivers. Trade volumes improved gradually throughout the quarter ended September 30, 2009, but at lower levels than last year, impacting revenues by $2.6 million. Due to an increased focus on account level gross margins, commissions per trade for the three months ended September 30, 2009 improved 14% over the same period in 2008, to $6.46. This improvement in commissions per trade offset some of the reduction in trading volume by about $750,000 for three months ending September 30, 2009 compared to same period last year.

°	Net interest income declined by $860,000 to $329,000 for the three months ended September 30, 2009, compared to same period in 2008. The decline was primarily attributable to a drop in the federal funds rate-the base rate from which the Company earns interest on its bank deposits and margin loans. Additionally, client margin balances declined approximately 68% as of September 30, 2009 compared to the same period in 2008.

°	Software fees from Tradient platform subscriptions increased by 9% to $230,000 for the three months ended September 30, 2009 compared to the same period in 2008-an improvement that can be attributed to a decline in the number of clients qualifying for rebates.

•	Overall trade activity was lower during the three months ended September 30, 2009 compared to the same period in 2008. DARTs (daily average revenue trades) were 15,209 for the three months ended September 30, 2009 compared to 22,602 for the same period in 2008. These results are primarily attributable to a drop in the number of users related to a single relationship that was terminated in January 2009. Shares and contracts traded during the second quarter ended September 30, 2009 totaled 1.4 billion compared to 2.2 billion in the same period last year.

•	Commission gross profit margin (commissions and fees less cost of sales) declined 0.9% to 48.4% for the three months ended September 30, 2009, compared to the same period in 2008. The decline in commission margin is attributable to a shift in trading activity from direct clients to more commission payout clients. For the three months ended September 30, 2009, 52.8% of trading activity was attributable to direct clients and 47.2% was commission payout clients versus 73.8% direct clients and 26.2% payout-oriented clients in the same period in 2008.

Overall trading activity based on tickets was down 32% during the three months ended September 30, 2009 compared to the same period in 2008, which reflects a 22% decrease in the number of tickets executed on third-party software trading platforms and a 56% decrease in the number of tickets executed on the Tradient proprietary platforms.

•	Adjusted EBITDA was ($384,000) for the three months ended September 30, 2009 compared to ($1.5 million) for the same period in 2008.

•	Net loss per share was ($0.02) for the three months ended September 30, 2009 compared to net loss per share of ($0.05) for the same period in 2008.

•	Excluding an accrual of $285,000 for an arbitration award loss before income taxes would have been ($717,000) for the three months ended September 30, 2009 instead of the reported operating loss of ($1 million.)

"We are operating under a very challenging business climate as we have experienced a reduction in our trading volumes due in part to a decline in the number of clients along with historically low federal funds rates which have impacted our net interest income," said Michael Nolan, President and CEO. Our continued strategy has been to remain focused on the operating initiatives that we can control, like strategic relationships and controlling our variable and fixed costs. Our focus on costs has resulted in Adjusted EBITDA for nine months being only slightly negative at $85,000. In addition, our commission gross profit margin declined only slightly for the three months ended September 2009 and has increased 3.34% to 49.6% for the nine months ended September 2009 compared to the nine months ended September 2008."

Brokerage Services Segment

             Third quarter 2009 summary
•	Brokerage revenue of $6.8 million for the three months ended September 30, 2009-a decline of 28% compared to the same period in 2008-attributable to a decline of commissions and fees revenue of $1.9 million due to lower trading volume offset by an increase in average commission per trade. In addition, net interest income declined $860,000 versus same period last year due to lower federal funds rates and a decline in both credit and debit client cash balances.
•	Pre-tax net income of $161,000 for the three months ended September 30, 2009 compared to a pre-tax loss of ($1.7 million) in the same period in 2008.
•	Adjusted EBITDA of $562,000 for the three months ended September 30, 2009 compared to an Adjusted EBITDA of ($1.3 million) in the same period in 2008.

Software Services Segment

             Third quarter 2009 summary
•	Revenue of $447,000 for the three months ended September 30, 2009-a decrease of 45% compared to the same period in 2008.
•	Pre-tax net loss of ($196,000) for the three months ended September 30, 2009, compared to net income of $269,000 in the same period in 2008. The decline in net income is due to a $374,000 decline in revenue and a $126,000 reversal of a legal accrual and capitalization of wages of $60,000 in the third quarter of 2008. Advertising and depreciation expense also was lower by $72,000 in the third quarter of 2009 compared to same period last year.
•	Adjusted EBITDA of ($113,000) for the three months ended September 30, 2009 compared to $380,000 for the same period in 2008.

•	The number of Tradient platform users declined to 2,070 as of September 30, 2009 from 2,804 as of September 30, 2008. The loss of 734 users is primarily due to a single relationship that was terminated in January 2009.

Unallocated Expenses
•	Unallocated expenses increased from $743,000 in the quarter ending September 30, 2008 to $967,000 in the quarter ending September 30, 2009. The increase included $100,000 in wages expense and $50,000 investment write off.

SEGMENT REPORTING and CONDENSED CONSOLIDATED FINANCIAL STATEMENTS - Preliminary Unaudited

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED STATEMENTS OF LOSS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
REVENUES:
Commissions and fees	$6,288,807	$8,147,071	$19,761,940	$23,438,687

Interest income	329,017	1,376,672	1,189,231	4,848,101
Interest expense on brokerage accounts	-	187,260	-	1,009,689
Net interest income	329,017	1,189,412	1,189,231	3,838,412

Software fees, net	229,778	210,821	716,978	563,157
Other revenues	154,833	163,243	262,192	359,731

Net revenues	7,002,435	9,710,547	21,930,341	28,199,987

EXPENSES:
Commissions and clearing	2,575,546	2,488,600	7,663,804	8,267,603
Compensation and benefits	2,216,306	2,315,995	6,616,982	7,125,321
Software and market data	741,207	1,330,087	2,494,848	4,580,196
Advertising and promotional	161,798	214,906	456,139	470,091
Professional fees	653,566	736,876	2,032,802	2,048,807
Communications and information technology	246,875	189,618	713,341	637,712
Depreciation and amortization	583,662	595,923	1,715,916	1,721,854
Bad debt expense	-	3,553,296	-	3,470,890
Other general and administrative expenses	825,863	464,310	2,129,092	977,102

Total expenses	8,004,823	11,889,611	23,822,924	29,299,576

Loss before income taxes	(1,002,388)	(2,179,064)	(1,892,583)	(1,099,589)

Income tax benefit	392,021	785,814	737,021	277,696

Net loss	(610,367)	(1,393,250)	(1,155,562)	(821,893)

Dividends on preferred stock	-	-	-	(20,113)

Loss attributable to common shareholders	$(610,367)	$(1,393,250)	$(1,155,562)	$(842,006)

Loss per common share:
Basic	$(0.02)	$(0.05)	$(0.05)	$(0.03)

Diluted	$(0.02)	$(0.05)	$(0.05)	$(0.03)

Weighted average common shares outstanding:
Basic	25,054,508	25,520,694	25,328,622	25,987,771

Diluted	25,054,508	25,520,694	25,328,622	25,987,771

Condensed consolidated financial statements - Preliminary Unaudited, continued

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
	September 30, 2009	December 31, 2008
ASSETS
Cash and cash equivalents	$6,481,304	$7,889,553
Cash segregated in compliance with federal regulations	149,390,045	141,159,364
Receivables from brokers, dealers and clearing organizations	32,907,231	13,568,459
Receivables from customers and non-customers, net of allowance for doubtful accounts	10,295,347	4,858,360
Property and equipment, net of accumulated depreciation and amortization	1,307,758	1,221,066
Capitalized software development costs, net of accumulated amortization	1,798,575	2,060,015
Intangible assets, net of accumulated amortization	3,083,901	4,111,514
Income tax receivables	738,285	1,446,264
Goodwill	7,501,408	7,501,408
Deferred income taxes	2,499,761	1,784,761
Other assets	1,193,435	1,346,764
Total assets	$217,197,050	$186,947,528

LIABILITIES AND SHAREHOLDERS' EQUITY

Payables to brokers, dealers and clearing organizations	$1,191,819	$913,621
Payables to customers and non-customers	183,377,532	151,970,566
Accounts payable and accrued expenses	2,426,404	2,525,692
Total liabilities	186,995,755	155,409,879

Commitments and contingencies

Shareholders' equity
Preferred stock - $10 par value; 5,000,000 shares authorized; none issued	-	-
Common stock; $0.01 par value; 150,000,000 shares authorized; 25,482,942 shares issued and 25,054,508 shares outstanding at September 30, 2009 and 25,482,942 shares issued and outstanding at December 31, 2008	254,829	254,829
Treasury stock, common, at cost; 428,434 shares at September 30, 2009 and no shares at December 31, 2008	(272,056)	-
Additional paid-in capital	52,096,682	52,005,418
Accumulated deficit	(21,878,160)	(20,722,598)
Total shareholders' equity	30,201,295	31,537,649
Total liabilities and shareholders' equity	$217,197,050	$186,947,528

        In addition to reporting financial results in accordance with generally accepted accounting principles in the United States, or GAAP, the Company uses the measure of non-GAAP Adjusted EBITDA (earnings before interest, taxes, depreciation and amortization and other non-cash items) and non-GAAP loss before income taxes. These measures are not in accordance with or an alternative for GAAP, and should not be considered more meaningful than amounts determined in accordance with GAAP, and may be different from measures used by other companies. Adjusted EBITDA eliminates certain items of expenses and losses. The Company's management believes that this statistic can help in the assessment and evaluation of the relative strength of the Company's operating performance and is intended to assist investors in evaluating the current operating and financial performance of the Company's core business. The non-GAAP loss before income taxes excludes an arbitration award that we believe to be unusual. Management believes that its exclusion provides individuals with additional information to compare the Company's results over multiple periods. The exclusion of this item from this non-GAAP financial measure should not be construed as an inference that arbitration hearings or awards are unusual or infrequent. The Company's management uses these measures internally for reviewing its financial results and for business planning. The Company discloses this information externally along with a reconciliation of their most directly comparable GAAP amounts, to provide access to the detail and general nature of adjustments made to GAAP financial results.

       Below are Terra Nova's preliminary unaudited Segment & Total Adjusted EBITDA reconciliations for the three and nine months ended September 30, 2009 and 2008.
TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Loss Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
REVENUES:
Commissions and fees	$6,288,807	$8,147,071	$19,761,940	$23,438,687
Net interest income	329,017	1,189,412	1,189,231	3,838,412
Software fees, net	229,778	210,821	716,978	563,157
Other revenue	154,833	163,243	262,192	359,731
Net revenues	7,002,435	9,710,547	21,930,341	28,199,987

Cost of sales	3,246,184	4,132,416	9,961,382	12,598,078
Gross profit	3,756,251	5,578,131	11,968,959	15,601,909
Operating expenses	4,758,639	7,757,195	13,861,542	16,701,498

Loss before income taxes	(1,002,388)	(2,179,064)	(1,892,583)	(1,099,589)

Income tax benefit	392,021	785,814	737,021	277,696

Net loss	(610,367)	(1,393,250)	(1,155,562)	(821,893)

Adjustments:
Depreciation and amortization	583,662	595,923	1,715,916	1,721,854
Stock-based compensation	34,749	36,288	91,264	107,094
Income tax benefit	(392,021)	(785,814)	(737,021)	(277,696)

Total Adjusted EBITDA	$(383,977)	$(1,546,853)	$(85,403)	$729,359

Commissions gross profit	$3,042,623	$4,014,655	$9,800,558	$10,840,609
Commissions gross profit margin	48.4%	49.3%	49.6%	46.3%

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Condensed Consolidated Statements of Loss Reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
TOTAL REVENUES	$7,002,435	$9,710,547	$21,930,341	$28,199,987
Total expenses	8,004,823	11,889,611	23,822,924	29,299,576
Loss before income taxes	(1,002,388)	(2,179,064)	(1,892,583)	(1,099,589)

ADJUSTMENTS:
Unusual arbitration and litigation accrual	285,000	-	485,000	-
Unusual customer trading losses	-	3,553,296	-	3,470,890
Total Adjusted income (loss) before taxes	$(717,388)	$1,374,232	$(1,407,583)	$2,371,301

TERRA NOVA FINANCIAL GROUP, INC. AND SUBSIDIARIES Segment reconciliation of Non-GAAP Adjustments - Unaudited

	Three Months Ended September 30,		Nine Months Ended September 30,
Brokerage Services Segment	2009	2008	2009	2008
Total revenues	$6,772,657	$9,499,726	$21,213,363	$27,636,830
Total expenses	(6,611,953)	(11,203,822)	(19,974,020)	(27,472,327)
Income (loss) before income taxes	160,704	(1,704,096)	1,239,343	164,503
Net income	160,704	(1,704,096)	1,239,343	164,503

ADJUSTMENTS:
Depreciation and amortization	401,418	385,552	1,185,523	1,156,261
Total Adjusted EBITDA	$562,122	$(1,318,544)	$2,424,866	$1,320,764

	Three Months Ended September 30,		Nine Months Ended September 30,
Software Services Segment	2009	2008	2009	2008
Total revenues	$447,458	$821,213	$1,507,365	$2,124,879
Total expenses	(643,800)	(552,642)	(1,884,415)	(1,758,954)
Income (loss) before income taxes	(196,342)	268,571	(377,050)	365,925
Net income (loss)	(196,342)	268,571	(377,050)	365,925

ADJUSTMENTS:
Depreciation and amortization	83,299	111,816	235,254	269,670
Total Adjusted EBITDA	$(113,043)	$380,387	$(141,796)	$635,595

Total Adjusted EBITDA for Segments:	$449,079	$(938,157)	$2,283,070	$1,956,359

	Three Months Ended September 30,		Nine Months Ended September 30,
Unallocated expenses	2009	2008	2009	2008
Total revenues	$-	$-	$-	$-
Total expenses	(966,750)	(743,539)	(2,754,876)	(1,630,017)
Loss before income taxes	(966,750)	(743,539)	(2,754,876)	(1,630,017)
Income tax benefit	392,021	785,814	737,021	277,696
Net loss	(574,729)	42,275	(2,017,855)	(1,352,321)

ADJUSTMENTS:
Depreciation and amortization	98,945	98,555	295,139	295,923
Stock-based compensation	34,749	36,288	91,264	107,094
Income tax benefit	(392,021)	(785,814)	(737,021)	(277,696)
Total Adjusted EBITDA for Unallocated expenses:	$(833,056)	$(608,696)	$(2,368,473)	$(1,227,000)

Total Adjusted EBITDA	$(383,977)	$(1,546,853)	$(85,403)	$729,359

About Terra Nova Financial Group, Inc.

       Terra Nova Financial Group, Inc. is a holding company of businesses providing a range of products and services to the professional trading community. The Company has three primary subsidiaries: Terra Nova Financial, LLC, a broker-dealer registered with the Securities and Exchange Commission and a member of Financial Industry Regulatory Authority provides execution, clearing and prime brokerage services to professional traders, hedge funds and money managers. Tradient Technologies, Inc., a financial technology development business provides proprietary applications for electronic trade execution, order routing and clearing. SC QuantNova Research SRL, based in Bucharest, Romania, provides software development, architecture and engineering for Tradient and back office clearing systems. Terra Nova Financial Group, Inc. trades under the stock symbol "TNFG" and is listed on the OTC Bulletin Board.

       Terra Nova Financial, LLC ("Terra Nova") is a specialized financial services firm focused on supporting trading professionals. Professional traders, hedge funds and money managers come to Terra Nova for value in execution, clearing and prime brokerage services. This recognition originated with the firm's role (from 1996 to 1998) as the sponsoring broker-dealer for the innovative Archipelago ECN (now part of the NYSE Euronext). Terra Nova empowers self-directed clients to trade, analyze, strategize and report through a portfolio of advanced trading platforms. Terra Nova was founded in 1994 and is headquartered in Chicago, Illinois with a sales presence in New York, New York. Primary sources of revenue for Terra Nova include commissions, account fees and interest.

       Terra Nova is a member of Financial Industry Regulatory Authority ("FINRA"), Securities Investor Protection Corporation ("SIPC"), National Futures Association ("NFA"), The Depository Trust Company ("DTCC"), National Securities Clearing Corporation ("NSCC") and The Options Clearing Corporation ("OCC") along with the following exchanges: International Securities Exchange, Boston Options Exchange, Chicago Stock Exchange, National Stock Exchange, NYSE Arca Options, NYSE Arca Equities, NYSE Amex Equities, NYSE Euronext, NASDAQ OMX BX, NASDAQ OMX PHLX, ISE Stock Exchange, NASDAQ Stock Market, and NYSE Amex Options.

       Tradient Technologies, Inc. ("Tradient") operates the Company's proprietary technology development activities, building applications for electronic trade execution, order routing and clearing. Tradient platforms are shaped by what we believe are the foremost needs of professional traders, hedge funds and registered investment advisors-efficiency, consistency and value-using a swift, targeted innovation and development process. Tradient is located in Chicago, Illinois. Primary sources of revenue for Tradient include software licensing and routing fees.

       Tradient offers three trading platforms. Tradient's flagship product, Tradient Pro, is a fully customizable Level II trading platform that efficiently executes sophisticated equity and options trading strategies. Tradient Plus is a customizable trading platform designed for ease of use that economically offers essential equity and options trading features. Tradient Web is a browser-based trading system providing anytime, anywhere access to quotes, research, charting tools and other resources to help traders trade the market online.

Forward looking statements

Certain statements in this release may constitute "forward-looking" statements as defined in Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and other laws and regulations. Such forward-looking statements involve known and unknown risks and other important factors that could cause the actual results or performance of the company to differ materially from any future results expressed or implied by such forward-looking statements. Forward-looking statements can be identified by, among other things, the use of forward-looking language, such as the words "plan," "believe," "expect," "anticipate," "intend," "project," or other similar words, or the negative of these terms or comparable language, or by discussion of strategy or intentions. This cautionary statement is being made pursuant to applicable securities laws with the intention of obtaining the benefits of the "safe harbor" provisions of such laws. The Company cautions investors that any forward-looking statements made by the Company are not guarantees or indicative of future performance. Important assumptions and other important factors that could cause actual results to differ materially from those forward-looking statements with respect to the Company, include, but are not limited to, risks and uncertainties that are described in the Annual Report on Form 10-K for the year ended December 31, 2008 and in other securities filings by the Company with the SEC. Except as required by law, the Company assumes no obligation to update or revise any forward-looking statements in this press release, whether as a result of new information, future events, or otherwise.

Contact Information

For more information about Terra Nova's brokerage and clearing services, please visit www.TNFG.com.
For more information about Terra Nova's technology offering, please visit www.TradientTech.com.

Investor Relations: Gregg J. Fuesel-1-312-827-3654